NEWS RELEASE
FOR IMMEDIATE RELEASE
February 18, 2025

Entergy reports 2024 financial results, initiates 2025 guidance
Results in top half of guidance range for 9th consecutive year, company raises outlooks

NEW ORLEANS – Entergy Corporation (NYSE: ETR) reported fourth quarter 2024 earnings per share of 65 cents on an as-reported basis and 66 cents on an adjusted (non-GAAP) basis. For the full year, the company reported 2024 earnings per share of $2.45 on an as-reported basis and $3.65 on an adjusted basis.
“2024 was a transformational year for Entergy,” said Drew Marsh, Entergy Chair and Chief Executive Officer. “We had strong financial performance while also making meaningful progress on growing and derisking our business. Our progress positions us well to capture significant growth opportunities.”

Business highlights included the following:
•Entergy updated its four-year capital plan and longer-term outlooks.
•E-MS broke ground on the 754-megawatt Delta Blues Advanced Power Station.
•MISO approved 2024 MTEP that includes $1.7 billion of capital projects for Entergy utilities.
•E-MS signed a new electric service agreement with a large customer.
•E-LA submitted a filing for an increase in the planned load for the data center in north Louisiana.
•The PUCT approved the first phase of E-TX’s accelerated resilience and grid hardening plan.
•The APSC approved E-AR’s annual FRP.
•FERC approved the settlement between SERI and the LPSC.
•FERC and the MPSC approved E-MS’s receipt of E-LA’s 16 percent share of Grand Gulf.
•The CCNO approved the sale of E-NO’s gas LDC business.
•Entergy was named to a Dow Jones Sustainability Index for the 23rd consecutive year.
•Newsweek named Entergy one of America’s most responsible companies.
•Fortune magazine recognized Entergy among the top utilities on its World’s Most Admired Companies list for 2025.

Table of contents	Page
News release Appendices A: Consolidated results and adjustments B: Earnings variance analysis C: Utility operating and financial measures D: Consolidated financial measures E: Definitions and abbreviations and acronyms F: Other GAAP to non-GAAP reconciliations Financial statements	1 8 9 13 16 17 18 20 22

Entergy reports 2024 financial results
February 18, 2025

Consolidated earnings (GAAP and non-GAAP measures)
Fourth quarter and full year 2024 vs. 2023 (See Appendix A for reconciliation of GAAP to non-GAAP measures and description of adjustments)
	Fourth quarter			Full year
	2024	2023	Change	2024	2023	Change
(After-tax, $ in millions)
As-reported earnings	286	988	(701)	1,056	2,357	(1,301)
Less adjustments	(5)	877	(881)	(522)	919	(1,440)
Adjusted earnings (non-GAAP)	291	111	180	1,577	1,438	139
Estimated weather impact	(4)	(12)	8	66	91	(25)

(After-tax, per share in $)
As-reported earnings	0.65	2.32	(1.67)	2.45	5.55	(3.10)
Less adjustments	(0.01)	2.06	(2.07)	(1.21)	2.16	(3.37)
Adjusted earnings (non-GAAP)	0.66	0.26	0.40	3.65	3.39	0.27
Estimated weather impact	(0.01)	(0.03)	0.02	0.15	0.21	(0.06)

Calculations may differ due to rounding

Consolidated results
For fourth quarter 2024, the company reported earnings of $286 million, or 65 cents per share, on an as-reported basis, and $291 million, or 66 cents per share, on an adjusted basis. This compared to fourth quarter 2023 earnings of $988 million, or $2.32 per share, on an as-reported basis and $111 million, or 26 cents per share, on an adjusted basis.
For full year 2024, the company reported earnings of $1,056 million, or $2.45 per share, on an as-reported basis, and $1,577 million, or $3.65 per share, on an adjusted basis. This compared to full year 2023 earnings of $2,357 million, or $5.55 per share, on an as-reported basis, and $1,438 million, or $3.39 per share, on an adjusted basis.
Entergy executed a two-for-one forward stock split that was effective with trading on December 13, 2024; all per-share information reflects the post-split share count.
Summary discussions of full year results by business follow. Additional details, including information on operating cash flow by business, are provided in Appendix A. A more detailed analysis of fourth quarter and full year variances by business is provided in Appendix B.
Business results
Utility
For full year 2024, the Utility business reported earnings attributable to Entergy Corporation of $1,827 million, or $4.23 per share, on an as-reported basis, and earnings of $2,115 million, or $4.90 per share, on an adjusted basis. This compared to full year 2023 earnings of $2,507 million, or $5.90 per share, on an as-reported basis, and earnings of $1,896 million, or $4.46 per share, on an adjusted basis.
The full year change reflected:
•the net effect of regulatory actions across the operating companies;
•higher retail sales volume, including the impacts of weather;
•higher depreciation expense primarily due to higher plant in service;
•higher interest expense primarily due to higher interest rates and higher debt balances; and
•higher other income (deductions) primarily due to a decrease in non-service pension costs, higher allowance for equity funds used during construction, and higher intercompany dividend

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Entergy reports 2024 financial results
February 18, 2025

income from affiliate preferred investments (offset at P&O and largely earnings neutral at the consolidated level).

The full year variance also reflected several other items that were considered adjustments and excluded from adjusted earnings; additional details are provided in Appendix B:
•In fourth quarter 2023, as a result of the 2016–2018 IRS audit resolution, the company recorded a $568 million income tax benefit as well as a $(98 million) ($(72 million) after tax) regulatory provision to share the benefits with customers.
•In second quarter 2024, Entergy Louisiana recorded expenses totaling $(151 million) ($(111 million) after tax) to reflect an agreement in principle to provide customer credits, including increasing customer sharing of tax benefits, to resolve several open matters.
•In fourth quarter 2023, the company recorded the reversal of a $106 million regulatory liability primarily associated with storm securitizations, initially recorded in 2017 as a result of the Tax Cuts and Jobs Act.
•In first quarter 2024, Entergy Arkansas recorded a write off of a $(132 million) ($(97 million) after tax) regulatory asset related to the opportunity sales proceeding.
•In first quarter 2023, several items were recorded as a result of Entergy Louisiana receiving securitization proceeds for storm cost recovery: a $129 million reduction in income tax expense, $31 million ($31 million after tax) of carrying costs on storm expenditures not previously recorded, a $(15 million) ($(15 million) after tax) reduction in other income to account for LURC’s 1 percent beneficial interest in a trust established as part of the securitization, and a $(103 million) ($(76 million) after tax) regulatory provision to share the benefits from securitization with customers.
•In first quarter 2024, Entergy New Orleans recorded a regulatory charge of $(79 million) ($(57 million) after tax) to reflect the company’s agreement to share additional income tax benefits from the 2016–2018 IRS audit resolution with customers.
•In fourth quarter 2024, as a result of a Louisiana state income tax rate change, the company recorded a $(29 million) increase in income tax expense and a $9 million ($7 million after tax) reduction to an Entergy Louisiana regulatory liability related to securitization.
•In third quarter 2023, Entergy Arkansas recorded a write-off totaling $(78 million) ($(59 million) after tax) as a result of an agreement to forgo its opportunity to seek recovery of costs resulting from the March 2013 ANO stator incident.

On a per share basis, full year 2024 results reflected higher diluted average number of common shares outstanding due to the settlement of equity forwards in fourth quarter 2023 under the company’s ATM program, option exercises under the company’s stock-based compensation plans, and the dilutive effect from unsettled equity forwards under the company’s ATM program as a result of an increase in the stock price.
Appendix C contains additional details on Utility operating and financial measures.
Parent & Other
For full year 2024, Parent & Other reported a loss attributable to Entergy Corporation of $(771 million), or $(1.79) per share, on an as-reported basis, and a loss of $(538 million), or $(1.25) per share, on an adjusted basis. This compared to a full year 2023 loss of $(151 million), or (35) cents per share, on an as-reported basis, and a loss of $(458 million), or $(1.08) per share, on an adjusted basis.

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Entergy reports 2024 financial results
February 18, 2025

Drivers for the full year decrease included:
•lower other income (deductions) due to: settlement charges totaling $(320 million) ($(253 million) after tax) recognized as a result of a group annuity contract purchased in May 2024 to settle certain pension liabilities (considered an adjustment and excluded from adjusted earnings), lower non-service pension income, and higher dividends associated with affiliate preferred investments (offset at Utility and largely earnings neutral at the consolidated level);
•higher interest expense primarily due to the issuance of junior subordinated debentures and higher interest on commercial paper borrowings; and
•a reduction in income tax expense of $275 million in fourth quarter 2023 as a result of the 2016–2018 IRS audit resolution (considered an adjustment and excluded from adjusted earnings).

The decrease was partially offset by lower asset write-offs and impairments primarily due to the net effect of DOE spent fuel litigation settlements (considered adjustments and excluded from adjusted earnings).

On a per share basis, full year 2024 results reflected higher diluted average number of common shares outstanding (see details in Utility section).
Earnings per share guidance
Entergy initiated its 2025 adjusted earnings per share guidance range of $3.75 to $3.95. See webcast presentation for additional details.
The company has provided 2025 earnings guidance with regard to the non-GAAP measure of adjusted earnings per share. This measure excludes from the corresponding GAAP financial measure the effect of adjustments as described below under “Non-GAAP financial measures.” The company has not provided a reconciliation of such non-GAAP guidance to guidance presented on a GAAP basis because it cannot predict and quantify with a reasonable degree of confidence all of the adjustments that may occur during the period. Potential adjustments include, among other things, the exclusion of significant income tax items, certain items recorded as a result of regulatory settlements or decisions, and certain unusual costs or expenses.
Earnings teleconference
A teleconference will be held at 9:00 a.m. Central Time on Tuesday, February 18, 2025, to discuss Entergy’s quarterly earnings announcement and the company’s financial performance. The teleconference may be accessed by visiting Entergy’s website at investors.entergy.com/investors/events-and-presentations or by dialing 888-440-4149, conference ID 9024832, no more than 15 minutes prior to the start of the call. The webcast presentation is also being posted to Entergy’s website concurrent with this news release. A replay of the teleconference will be available on Entergy’s website at investors.entergy.com/investors/events-and-presentations and by telephone. The telephone replay will be available through February 25, 2025, by dialing 800-770-2030, conference ID 9024832.
Entergy is a Fortune 500 company that powers life for 3 million customers through our operating companies in Arkansas, Louisiana, Mississippi and Texas. We’re investing in the reliability, resilience and growth of the energy system while helping our region transition to cleaner, more efficient energy solutions. With roots in our communities for more than 100 years, Entergy is a nationally recognized leader in sustainability and corporate citizenship. Since 2018, we have delivered more than $100 million in economic benefits each year to local communities through philanthropy, volunteerism and advocacy.

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Entergy reports 2024 financial results
February 18, 2025

Entergy is headquartered in New Orleans, Louisiana, and has approximately 12,000 employees. Learn more at entergy.com and connect with @Entergy on social media.
Entergy Corporation’s common stock is listed on the New York Stock Exchange and NYSE Chicago under the symbol “ETR”.
Details regarding Entergy’s results of operations, regulatory proceedings, and other matters are available in this earnings release, a copy of which will be filed with the SEC, and the webcast presentation. Both documents are available on Entergy’s Investor Relations website at investors.entergy.com/investors/events-and-presentations.
Entergy maintains a web page as part of its Investor Relations website entitled Regulatory and other information, which provides investors with key updates on certain regulatory proceedings and important milestones on the execution of its strategy. While some of this information may be considered material information, investors should not rely exclusively on this page for all relevant company information.
For definitions of certain operating measures, as well as GAAP and non-GAAP financial measures and abbreviations and acronyms used in the earnings release materials, see Appendix E.
Non-GAAP financial measures
This news release contains non-GAAP financial measures, which are generally numerical measures of a company’s performance, financial position, or cash flows that either exclude or include amounts that are not normally excluded or included in the most directly comparable measure calculated and presented in accordance with GAAP. Entergy has provided quantitative reconciliations within this news release of the non-GAAP financial measures to the most directly comparable GAAP financial measures.
Entergy reports earnings using the non-GAAP measure of adjusted earnings, which excludes the effect of certain “adjustments.” Adjustments are unusual or non-recurring items or events or other items or events that management believes do not reflect the ongoing business of Entergy, such as significant income tax items, certain items recorded as a result of regulatory settlements or decisions, and certain unusual costs or expenses. In addition to reporting GAAP earnings on a per share basis, Entergy reports its adjusted earnings on a per share basis. These per share measures represent the applicable earnings amount divided by the diluted average number of common shares outstanding for the period.
Management uses the non-GAAP financial measures of adjusted earnings and adjusted earnings per share for, among other things, financial planning and analysis; reporting financial results to the board of directors, employees, stockholders, analysts, and investors; and internal evaluation of financial performance. Entergy believes that these non-GAAP financial measures provide useful information to investors in evaluating the ongoing results of Entergy’s business, comparing period to period results, and comparing Entergy’s financial performance to the financial performance of other companies in the utility sector.
Other non-GAAP measures, including adjusted ROE, adjusted ROE excluding affiliate preferred, FFO to adjusted debt, gross liquidity, net liquidity, adjusted Parent debt to total adjusted debt, adjusted debt to adjusted capitalization, and adjusted net debt to adjusted net capitalization are measures Entergy uses internally for management and board discussions and to gauge the overall strength of its business. Entergy believes the above data provides useful information to investors in evaluating Entergy’s ongoing financial results and flexibility and assists investors in comparing Entergy’s credit and liquidity to the credit and liquidity of others in the utility sector. These metrics are defined in Appendix E.

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Entergy reports 2024 financial results
February 18, 2025

These non-GAAP financial measures reflect an additional way of viewing aspects of Entergy’s operations that, when viewed with Entergy’s GAAP results and the accompanying reconciliations to corresponding GAAP financial measures, provide a more complete understanding of factors and trends affecting Entergy’s business. These non-GAAP financial measures should not be used to the exclusion of GAAP financial measures. Investors are strongly encouraged to review Entergy’s consolidated financial statements and publicly-filed reports in their entirety and not to rely on any single financial measure. Although certain of these measures are intended to assist investors in comparing Entergy’s performance to other companies in the utility sector, non-GAAP financial measures are not standardized; therefore, it might not be possible to compare these financial measures with other companies’ non-GAAP financial measures having the same or similar names.
Cautionary note regarding forward-looking statements
In this news release, and from time to time, Entergy Corporation makes certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements include, among other things, statements regarding Entergy’s 2025 earnings guidance; financial and operational outlooks; industrial load growth outlooks; statements regarding its climate transition and resilience plans, goals, beliefs, or expectations; and other statements of Entergy’s plans, beliefs, or expectations included in this news release. Readers are cautioned not to place undue reliance on these forward-looking statements, which apply only as of the date of this news release. Except to the extent required by the federal securities laws, Entergy undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.
Forward-looking statements are subject to a number of risks, uncertainties, and other factors that could cause actual results to differ materially from those expressed or implied in such forward-looking statements, including (a) those factors discussed elsewhere in this news release and in Entergy’s most recent Annual Report on Form 10-K, any subsequent Quarterly Reports on Form 10-Q, and Entergy’s other reports and filings made under the Securities Exchange Act of 1934; (b) uncertainties associated with (1) rate proceedings, formula rate plans, and other cost recovery mechanisms, including the risk that costs may not be recoverable to the extent or on the timeline anticipated by the utilities and (2) implementation of the ratemaking effects of changes in law; (c) uncertainties associated with (1) realizing the benefits of its resilience plan, including impacts of the frequency and intensity of future storms and storm paths, as well as the pace of project completion and (2) efforts to remediate the effects of major storms and recover related restoration costs; (d) risks associated with operating nuclear facilities, including plant relicensing, operating, and regulatory costs and risks; (e) changes in decommissioning trust values or earnings or in the timing or cost of decommissioning Entergy’s nuclear plant sites; (f) legislative and regulatory actions and risks and uncertainties associated with claims or litigation by or against Entergy and its subsidiaries; (g) risks and uncertainties associated with executing on business strategies, including (1) strategic transactions that Entergy or its subsidiaries may undertake and the risk that any such transaction may not be completed as and when expected and the risk that the anticipated benefits of the transaction may not be realized, and (2) Entergy’s ability to meet the rapidly growing demand for electricity, including from hyperscale data center and other large customers, and to manage the impacts of such growth on customers and Entergy’s business, or the risk that contracted or expected load growth does not materialize or is not sustained; (h) direct and indirect impacts to Entergy or its customers from pandemics, terrorist attacks, geopolitical conflicts, cybersecurity threats, data security breaches, or other attempts to disrupt Entergy’s business or operations, and/or other catastrophic events; and (i) effects on Entergy or its customers of (1) changes in federal, state, or local laws and regulations and other governmental actions or policies, including changes in monetary, fiscal, tax, environmental, or energy policies; (2) changes in commodity markets,

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Entergy reports 2024 financial results
February 18, 2025

capital markets, or economic conditions; and (3) technological change, including the costs, pace of development, and commercialization of new and emerging technologies.

Investor inquiries:
Liz Hunter
504-576-3294
ehunte1@entergy.com

Media inquiries:
Neal Kirby
504-576-4238
nkirby@entergy.com

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2024 earnings release appendices and financial statements

Appendices
A: Consolidated results and adjustments
B: Earnings variance analysis
C: Utility operating and financial measures
D: Consolidated financial measures
E: Definitions and abbreviations and acronyms
F: Other GAAP to non-GAAP reconciliations

Financial statements
Consolidating balance sheets
Consolidating income statements
Consolidated cash flow statements

A: Consolidated results and adjustments
Appendix A-1 provides a comparative summary of consolidated earnings, including a reconciliation of as-reported earnings (GAAP) to adjusted earnings (non-GAAP).

Appendix A-1: Consolidated earnings - reconciliation of GAAP to non-GAAP measures Fourth quarter and full year 2024 vs. 2023 (See Appendix A-2 and Appendix A-3 for details on adjustments)
	Fourth quarter			Full year
	2024	2023	Change	2024	2023	Change
(After-tax, $ in millions)
As-reported earnings (loss)
Utility	404	844	(440)	1,827	2,507	(680)
Parent & Other	(117)	144	(261)	(771)	(151)	(621)
Consolidated	286	988	(701)	1,056	2,357	(1,301)

Less adjustments
Utility	(22)	602	(623)	(289)	611	(900)
Parent & Other	17	275	(258)	(233)	307	(540)
Consolidated	(5)	877	(881)	(522)	919	(1,440)

Adjusted earnings (loss) (non-GAAP)
Utility	426	242	183	2,115	1,896	220
Parent & Other	(135)	(132)	(3)	(538)	(458)	(80)
Consolidated	291	111	180	1,577	1,438	139
Estimated weather impact	(4)	(12)	8	66	91	(25)

Diluted average number of common shares outstanding (in millions) (a)	438	426	12	432	425	7

(After-tax, per share in $) (a) (b)
As-reported earnings (loss)
Utility	0.92	1.98	(1.06)	4.23	5.90	(1.67)
Parent & Other	(0.27)	0.34	(0.61)	(1.79)	(0.35)	(1.43)
Consolidated	0.65	2.32	(1.67)	2.45	5.55	(3.10)

Less adjustments
Utility	(0.05)	1.41	(1.46)	(0.67)	1.44	(2.11)
Parent & Other	0.04	0.65	(0.61)	(0.54)	0.72	(1.26)
Consolidated	(0.01)	2.06	(2.07)	(1.21)	2.16	(3.37)

Adjusted earnings (loss) (non-GAAP)
Utility	0.97	0.57	0.40	4.90	4.46	0.44
Parent & Other	(0.31)	(0.31)	-	(1.25)	(1.08)	(0.17)
Consolidated	0.66	0.26	0.40	3.65	3.39	0.27
Estimated weather impact	(0.01)	(0.03)	0.02	0.15	0.21	(0.06)
Calculations may differ due to rounding
(a)    Entergy executed a two-for-one forward stock split that was effective with trading on December 13, 2024; diluted number of common shares outstanding and per-share information reflects the post-split share count.
(b)    Per share amounts are calculated by dividing the corresponding earnings (loss) by the diluted average number of common shares outstanding for the period.
See Appendix B for detailed earnings variance analysis.

Appendix A-2 and Appendix A-3 detail adjustments by business. Adjustments are included in as-reported earnings consistent with GAAP but are excluded from adjusted earnings. As a result, adjusted earnings is considered a non-GAAP measure.

Appendix A-2: Adjustments by driver (shown as positive/(negative) impact on earnings or EPS)
Fourth quarter and full year 2024 vs. 2023
	Fourth quarter			Full year
	2024	2023	Change	2024	2023	Change
(Pre-tax except for income taxes and totals; $ in millions)
Utility
4Q24 E-LA adjustment to a regulatory liability primarily related to securitization resulting from Louisiana state income tax rate change	9	-	9	9	-	9
2Q24 E-LA global agreement to resolve its FRP extension filing and other retail matters	-	-	-	(151)	-	(151)
1Q24 E-AR write-off of a regulatory asset related to the opportunity sales proceeding	-	-	-	(132)	-	(132)
1Q24 E-NO increase in customer sharing of income tax benefits as a result of the 2016–2018 IRS audit resolution	-	-	-	(79)	-	(79)
4Q23 customer sharing of tax benefits from the 2016–2018 IRS audit resolution	-	(98)	98	-	(98)	98
3Q23 E-AR write-off of assets related to the ANO stator incident	-	-	-	-	(78)	78
1Q23 impacts from E-LA storm cost approval and securitization, including customer sharing (excluding income tax item below)	-	-	-	-	(87)	87
Income tax effect on Utility adjustments above	(3)	26	(29)	92	73	19
4Q24 income tax expense resulting from Louisiana state income tax rate change	(29)	-	(29)	(29)	-	(29)
4Q23 E-LA reversal of a regulatory liability primarily associated with the Hurricane Isaac securitization, recognized in 2017 as a result of the TCJA	-	106	(106)	-	106	(106)
4Q23 2016–2018 IRS audit resolution	-	568	(568)	-	568	(568)
1Q23 E-LA income tax benefit resulting from securitization	-	-	-	-	129	(129)
Total Utility	(22)	602	(623)	(289)	611	(900)

Parent & Other
2024 pension lift out	(3)	-	(3)	(320)	-	(320)
DOE spent nuclear fuel litigation settlements	25	-	25	25	40	(16)
Income tax effect on Parent & Other adjustments above	(5)	-	(5)	62	(9)	70
4Q23 2016–2018 IRS audit resolution	-	275	(275)	-	275	(275)
Total Parent & Other	17	275	(258)	(233)	307	(540)

Total adjustments	(5)	877	(881)	(522)	919	(1,440)

Appendix A-2: Adjustments by driver (shown as positive/(negative) impact on earnings or EPS) (continued)
Fourth quarter and full year 2024 vs. 2023
	Fourth quarter			Full year
	2024	2023	Change	2024	2023	Change
(After-tax, per share in $) (c), (d)
Utility
4Q24 Louisiana state income tax rate change, including an adjustment to E-LA’s associated regulatory liability	(0.05)	-	(0.05)	(0.05)	-	(0.05)
2Q24 E-LA global agreement to resolve its FRP extension filing and other retail matters	-	-	-	(0.26)	-	(0.26)
1Q24 E-AR write-off of a regulatory asset related to the opportunity sales proceeding	-	-	-	(0.23)	-	(0.23)
1Q24 E-NO increase in customer sharing of income tax benefits as a result of the 2016–2018 IRS audit resolution	-	-	-	(0.13)	-	(0.13)
4Q23 E-LA reversal of a regulatory liability primarily associated with Hurricane Isaac securitization, recognized in 2017 as a result of the TCJA	-	0.25	(0.25)	-	0.25	(0.25)
4Q23 2016–2018 IRS audit resolution, net of customer sharing	-	1.16	(1.16)	-	1.17	(1.17)
3Q23 E-AR write-off of assets related to the ANO stator incident	-	-	-	-	(0.14)	0.14
1Q23 impacts from E-LA storm cost approval and securitization, including customer sharing	-	-	-	-	0.16	(0.16)
Total Utility	(0.05)	1.41	(1.46)	(0.67)	1.44	(2.11)

Parent & Other
2024 pension lift out	(0.01)	-	(0.01)	(0.59)	-	(0.59)
DOE spent nuclear fuel litigation settlements	0.04	-	0.04	0.05	0.08	(0.03)
4Q23 2016–2018 IRS audit resolution	-	0.65	(0.65)	-	0.65	(0.65)
Total Parent & Other	0.04	0.65	(0.61)	(0.54)	0.72	(1.26)

Total adjustments	(0.01)	2.06	(2.07)	(1.21)	2.16	(3.37)
Calculations may differ due to rounding
(c)    Entergy executed a two-for-one forward stock split that was effective with trading on December 13, 2024; all per-share information reflects the post-split share count.
(d)    Per share amounts are calculated by multiplying the corresponding earnings (loss) by the estimated income tax rate that is expected to apply and dividing by the diluted average number of common shares outstanding for the period.

Appendix A-3: Adjustments by income statement line item (shown as positive/ (negative) impact on earnings)
Fourth quarter and full year 2024 vs. 2023
(Pre-tax except for income taxes and totals; $ in millions)
	Fourth quarter			Full year
	2024	2023	Change	2024	2023	Change
Utility
Operating revenues	-	-	-	-	31	(31)
Other O&M	-	-	-	(1)	-	(1)
Asset write-offs, impairments, and related charges	-	-	-	(132)	(78)	(53)
Other regulatory charges (credits) – net	9	(98)	107	(219)	(201)	(18)
Other income (deductions)	-	-	-	-	(15)	15
Income taxes	(31)	700	(731)	64	875	(811)
Total Utility	(22)	602	(623)	(289)	611	(900)

Parent & Other
Asset write-offs, impairments, and related charges	25	-	25	25	40	(16)
Other income (deductions)	(3)	-	(3)	(320)	-	(320)
Income taxes	(5)	275	(280)	62	267	(205)
Total Parent & Other	17	275	(258)	(233)	307	(540)

Total adjustments	(5)	877	(881)	(522)	919	(1,440)

Calculations may differ due to rounding

Appendix A-4 provides a comparative summary of OCF by business.

Appendix A-4: Consolidated operating cash flow
Fourth quarter and full year 2024 vs. 2023
($ in millions)
	Fourth quarter			Full year
	2024	2023	Change	2024	2023	Change
Utility	1,845	1,576	268	5,070	4,878	193
Parent & Other	(465)	(513)	48	(582)	(584)	2
Consolidated	1,380	1,063	316	4,489	4,294	194

Calculations may differ due to rounding

OCF increased year-over-year primarily due to lower fuel and purchased power payments and customer advances for construction, primarily for customer and generator interconnection agreements. The increase was partially offset by higher interest paid and lower receipts from Utility customers (primarily lower fuel revenue).

Intercompany income tax payments contributed to the Utility and Parent & Other full year variances but was not a material driver for the consolidated result.

B: Earnings variance analysis
Appendix B-1 and Appendix B-2 provide details of current quarter and full year 2024 versus 2023 as-reported and adjusted earnings per share variances for Utility and Parent & Other.

Appendix B-1: As-reported and adjusted earnings per share variance analysis (e), (f), (g), (h)
Fourth quarter 2024 vs. 2023
(After-tax, per share in $)
	Utility			Parent & Other			Consolidated
	As- reported	Adjusted		As- reported	Adjusted		As- reported	Adjusted
2023 earnings (loss)	1.98	0.57		0.34	(0.31)		2.32	0.26
Operating revenue less: fuel, fuel-related expenses and gas purchased for resale; purchased power; and other regulatory charges (credits) – net	0.59	0.40	(i)	-	-		0.58	0.40
Nuclear refueling outage expenses	0.01	0.01		-	-		0.01	0.01
Other O&M	0.11	0.11	(j)	0.01	0.01		0.12	0.12
Asset write-offs, impairments, and related charges	-	-		0.05	0.01	(k)	0.05	0.01
Decommissioning	(0.01)	(0.01)		-	-		(0.01)	(0.01)
Taxes other than income taxes	0.01	0.01		-	-		0.01	0.01
Depreciation and amortization	(0.05)	(0.05)	(l)	-	-		(0.05)	(0.05)
Other income (deductions)	0.04	0.04	(m)	(0.01)	-		0.04	0.04
Interest expense	(0.05)	(0.05)	(n)	(0.03)	(0.03)	(o)	(0.08)	(0.08)
Income taxes – other	(1.68)	(0.03)	(p)	(0.64)	0.01	(q)	(2.32)	(0.03)
Preferred dividend requirements and noncontrolling interests	-	-		-	-		-	-
Share effect	(0.03)	(0.03)	(r)	0.01	0.01		(0.02)	(0.02)
2024 earnings (loss)	0.92	0.97		(0.27)	(0.31)		0.65	0.66

h
Calculations may differ due to rounding

Appendix B-2: As-reported and adjusted earnings per share variance analysis (e), (f), (g), (h)
Full year 2024 vs. 2023
(After-tax, per share in $)
	Utility			Parent & Other			Consolidated
	As- reported	Adjusted		As- reported	Adjusted		As- reported	Adjusted
2023 earnings (loss)	5.90	4.46		(0.35)	(1.08)		5.55	3.39
Operating revenue less: fuel, fuel-related expenses and gas purchased for resale; purchased power; and other regulatory charges (credits) – net	0.46	0.56	(i)	(0.03)	(0.03)	(s)	0.43	0.53
Nuclear refueling outage expenses	0.01	0.01		-	-		0.01	0.01
Other O&M	(0.02)	(0.02)	(j)	0.02	0.02		-	-
Asset write-offs, impairments, and related charges	(0.09)	-	(t)	(0.02)	0.01	(k)	(0.11)	0.01
Decommissioning	(0.02)	(0.02)		-	-		(0.02)	(0.02)
Taxes other than income taxes	-	-		-	-		-	-
Depreciation and amortization	(0.29)	(0.29)	(l)	-	-		(0.29)	(0.29)
Other income (deductions)	0.47	0.43	(m)	(0.69)	(0.09)	(u)	(0.22)	0.34
Interest expense	(0.15)	(0.15)	(n)	(0.11)	(0.11)	(o)	(0.26)	(0.26)
Income taxes – other	(1.97)	(0.01)	(p)	(0.63)	0.02	(q)	(2.60)	0.01
Preferred dividend requirements and noncontrolling interests	0.01	0.01		-	-		0.01	0.01
Share effect	(0.07)	(0.08)	(r)	0.03	0.02	(r)	(0.04)	(0.06)
2024 earnings (loss)	4.23	4.90		(1.79)	(1.25)		2.45	3.65

Calculations may differ due to rounding

(e)    Utility operating revenue and Utility income taxes – other excluded the following for the amortization of unprotected excess ADIT (net effect was neutral to earnings) ($ in millions):

	4Q24	4Q23	FY24	FY23
Utility operating revenue	3	5	26	13
Utility income taxes – other	(3)	(5)	(26)	(13)
(f)    Utility regulatory charges (credits) – net and Utility preferred dividend requirements and noncontrolling interests excluded the following for the effects of HLBV accounting and the approved deferral (net effect was neutral to earnings)
($ in millions):

	4Q24	4Q23	FY24	FY23
Utility regulatory charges (credits) – net	(4)	(4)	(12)	(14)
Utility preferred dividend requirements and noncontrolling interests	4	4	12	14
(g)    Entergy executed a two-for-one forward stock split that was effective with trading on December 13, 2024; all per-share information reflects the post-split share count.
(h)    EPS effect is calculated by multiplying the pre-tax amount by the estimated income tax rate that is expected to apply and dividing by diluted average number of common shares outstanding for the prior period. Income taxes – other represents income tax differences other than the income tax effect of individual line items. Share effect captures the per share impact from the change in diluted average number of common shares outstanding.

Utility as-reported operating revenue less fuel, fuel-related expenses and gas purchased for resale; purchased power;
and other regulatory charges (credits) – net variance analysis
2024 vs. 2023 ($ EPS)

	4Q	FY
Electric volume / weather	0.19	0.15
Retail electric price	0.21	0.60
4Q24 provision for LA state income tax rate change	0.02	0.02
4Q24 provision for E-AR 2023 historical year netting adjustment	0.03	0.03
2Q24 E-LA global agreement to resolve its FRP extension filing and other retail matters	-	(0.26)
1Q24 E-NO provision for increased income tax sharing	-	(0.14)
4Q23 E-LA and E-NO customer sharing of IRS audit resolution	0.17	0.17
3Q23 E-TX adjustments to regulatory provisions	-	(0.05)
3Q23 E-TX base rate case relate-back	0.01	0.02
3Q23 provision for SERI depreciation rate settlement	-	0.07
1Q23 impacts from E-LA storm cost approval and securitization, including customer sharing	-	0.11
E-LA wholesale contract termination	(0.01)	(0.06)
Reg. provisions for decommissioning items	0.05	(0.17)
Grand Gulf recovery	(0.02)	(0.08)
Other	(0.06)	0.05
Total	0.59	0.46
(i)    The fourth quarter and full year earnings increases were driven by regulatory actions including E-AR’s FRP, E-LA’s FRP (including riders), E-MS’s FRP, various E-MS riders, and E-TX’s DCRF. The increases also reflected higher volume, including the effects of weather. In fourth quarter 2024, as a result of the Louisiana state income tax rate change, E-LA recorded a $9 million ($7 million after tax) adjustment to a regulatory liability primarily related to securitization (considered an adjustment and excluded from adjusted earnings). Also in fourth quarter 2024, E-AR recorded a $16 million ($12 million after tax) regulatory credit for the 2023 historical year netting adjustment. In fourth quarter 2023, E-LA and E-NO recorded a regulatory provision for customer sharing of income tax benefits as a result of the 2016–2018 IRS audit resolution (considered adjustments and excluded from adjusted earnings). Other drivers included: changes in regulatory provisions for decommissioning items (based on regulatory treatment, decommissioning-related variances were offset in other line items and were largely earnings neutral), a wholesale contract termination (the sales to this customer are now included in retail sales), and lower Grand Gulf revenue largely due to lower other O&M and depreciation expense. The fourth quarter and full year increases also reflected other items noted in the table above.
(j)    The fourth quarter earnings increase from lower Utility other O&M reflected a decrease in power delivery expenses primarily due to lower vegetation maintenance; lower contract costs related to operational performance, customer service, and organizational health initiatives; lower information technology costs primarily due to insourcing and software implementation costs in 2023; and lower non-nuclear and nuclear generation costs primarily due to lower scope of work. The increase was partially offset by higher compensation and benefits and MISO transmission costs. The full year earnings decrease from higher Utility other O&M was primarily due to higher compensation and benefits costs; higher energy efficiency costs primarily due to the timing of recovery from customers; higher MISO transmission costs; higher loss provisions; higher storm reserve provisions; and a gain recorded in second quarter 2023 on the partial sale of a service center as part of an eminent domain proceeding. The fourth quarter decrease was largely offset by lower power delivery expenses primarily due to lower vegetation maintenance costs; lower non-nuclear and nuclear generation expenses primarily due to the scope of work performed in 2024 compared to 2023; lower information technology costs primarily due to insourcing and software implementation costs in 2023; and lower customer service center support costs primarily due to lower contract costs.
(k)    The fourth quarter as-reported earnings increase from Parent & Other asset write-offs and impairments was due to spent fuel litigation settlements totaling $25 million ($19 million after tax) recorded in fourth quarter 2024 related to Vermont Yankee and Palisades (considered adjustments and excluded from adjusted earnings). The full-year as-reported earnings decrease also reflected a spent fuel litigation settlement of $40 million ($32 million after tax) recorded in third quarter 2023 related to IPEC (considered an adjustment and excluded from adjusted earnings).
(l)    The fourth quarter and full year earnings decreases from higher Utility depreciation and amortization were primarily due to higher plant in service. The full year decrease also reflected a reduction in depreciation expense in third quarter 2023 resulting from lower depreciation rates at SERI retroactive to March 2022 (largely offset by a regulatory provision to refund the excess depreciation previously collected), the recognition of depreciation expense from E-TX’s 2022 base rate case relate-back, an increase in depreciation rates for E-TX effective June 2023, an increase in nuclear depreciation rates at E-LA effective September 2024, and lower depreciation rates for SERI effective June 2023.
(m)    The fourth quarter and full year earnings increases from higher Utility other income (deductions) were due to lower non-service pension costs and higher AFUDC–equity due to higher construction work in progress. The fourth quarter increase was partially offset by lower nuclear decommissioning trust returns (based on regulatory treatment, decommissioning-related variances are offset in other line items and were largely earnings neutral). The full year increase reflected higher nuclear decommissioning trust returns, including portfolio rebalancing in 2024 (based on regulatory treatment, decommissioning-related variances are offset in other line items and were largely earnings neutral); a $(15 million) ($(15 million) after tax) charge recorded in first quarter 2023 to account for LURC’s 1% beneficial interest in the storm trust established as part of E-LA’s 2023 storm cost securitization (considered an adjustment and excluded from adjusted earnings); and higher intercompany dividend income from affiliate preferred membership interests related to 2023 storm cost securitizations (largely offset at P&O).
(n)    The fourth quarter and full year earnings decreases from higher Utility interest expense were primarily due to higher interest rates as well as higher debt balances. The full year decrease was partially offset by higher AFUDC–borrowed funds due to higher construction work in progress.
(o)    The fourth quarter and full year earnings decreases from higher Parent & Other interest expense were primarily due to the issuance of $1.2 billion of junior subordinated debentures in May 2024. The full year decrease also reflected higher interest on commercial paper borrowings.
(p)    The fourth quarter and full year as-reported earnings decreases from Utility income taxes – other reflected several items. In fourth quarter 2023, a $568 million income tax benefit was recorded as a result of the resolution of the 2016–2018 IRS audit (considered an adjustment and excluded from adjusted earnings). In fourth quarter 2023, E-LA recorded the reversal of a $106 million regulatory liability primarily associated with Hurricane Isaac securitization, originally recorded in 2017 as a result of the TCJA (considered an adjustment and excluded from adjusted earnings). In fourth quarter 2024, a $(29 million) increase in income tax expense was recorded as a result of the Louisiana state income tax rate change (considered an adjustment and excluded from adjusted earnings). Also in fourth quarter 2024, annual true-ups and miscellaneous adjustments totaling $18 million were recorded. The full year decrease also reflected a $129 million income tax benefit that was recorded in first quarter 2023 related to storm cost securitization financing (considered an adjustment and excluded from adjusted earnings).
(q)    The fourth quarter and full year as-reported earnings decreases from Parent & Other income taxes – other were largely due to a $275 million income tax benefit resulting from the resolution of the 2016–2018 IRS audit recorded in fourth quarter 2023 (considered an adjustment and excluded from adjusted earnings).
(r)    The fourth quarter and full year earnings per share impacts from share effect reflected higher shares outstanding due to the settlement of equity forwards in fourth quarter 2023 under the company’s ATM program, option exercises under the company’s stock-based compensation plans, and the dilutive effect of unsettled equity forwards under the company’s ATM program as a result of an increase in the stock price.
(s)    The full year earnings decrease was primarily due to lower capacity revenues resulting from the termination of a municipal requirements contract in first quarter 2024.
(t)    The full year as-reported earnings decrease from higher Utility asset write-offs and impairments reflected the first quarter 2024 write-off of an E-AR regulatory asset totaling $(132 million) ($(97 million) after tax) related to the opportunity sales proceeding (considered an adjustment and excluded from adjusted earnings). A third quarter 2023 $(78 million) ($(59 million) after-tax) E-AR write-off, which resulted from E-AR’s agreement to forgo its opportunity to seek recovery of costs associated with the 2013 ANO Stator incident (considered an adjustment and excluded from adjusted earnings) partially offset the decrease.
(u)    The full year as-reported earnings decrease from lower Parent & Other other income (deductions) was largely due to a non-cash pension settlement charge of ($(317 million) ($(250 million) after tax) associated with the purchase of a group annuity contract to settle certain pension liabilities recorded in second quarter 2024 and a $(3 million) ($(3 million) after tax) true-up recorded in fourth quarter 2024 (considered adjustments and excluded from adjusted earnings). Lower non-service pension income, higher intercompany dividends associated with affiliate preferred membership interests resulting from E-LA’s securitizations (largely offset at Utility) also contributed to the decrease.

C: Utility operating and financial measures
Appendix C provides a comparison of Utility operating and financial measures.

Appendix C: Utility operating and financial measures
Fourth quarter and full year 2024 vs. 2023
	Fourth quarter				Full year
	2024	2023	% Change	% Weather adjusted (v)	2024	2023	% Change	% Weather adjusted (v)
GWh sold
Residential	7,540	7,409	1.8	(1.0)	36,039	36,372	(0.9)	(0.4)
Commercial	6,454	6,355	1.6	(0.1)	28,251	28,221	0.1	0.5
Governmental	597	572	4.4	2.8	2,480	2,458	0.9	1.2
Industrial	14,906	12,984	14.8	14.8	57,081	52,807	8.1	8.1
Total retail sales	29,497	27,320	8.0	6.7	123,851	119,858	3.3	3.7
Wholesale	3,274	3,599	(9.0)		14,010	15,189	(7.8)
Total sales	32,771	30,919	6.0		137,861	135,047	2.1

Number of electric retail customers
Residential					2,603,274	2,581,555	0.8
Commercial					370,529	368,665	0.5
Governmental					17,978	17,999	(0.1)
Industrial					45,019	46,060	(2.3)
Total retail customers					3,036,800	3,014,279	0.7

Other O&M and nuclear refueling outage exp. per MWh	$24.55	$28.13	(12.7)		$21.75	$22.13	(1.7)

Calculations may differ due to rounding
(v)    The effects of weather were estimated using heating degree days and cooling degree days for the period from certain locations within each jurisdiction and comparing to “normal” weather based on 20-year historical data. The models used to estimate weather are updated periodically and are subject to change.

Full year weather-adjusted retail sales increased 3.7 percent. The increase was primarily due to an 8.1 percent increase in industrial volume driven by higher sales to petroleum refining, chlor-alkali, and technology customers. Commercial sales increased 0.5 percent. The increase was partially offset by a residential sales decline of (0.4) percent.

D: Consolidated financial measures
Appendix D provides comparative financial measures. Financial measures in this table include those calculated and presented in accordance with GAAP, as well as those that are considered non-GAAP financial measures.

Appendix D: GAAP and non-GAAP financial measures
2024 vs. 2023 (See Appendix F for reconciliation of GAAP to non-GAAP financial measures)

For 12 months ending December 31	2024	2023	Change
GAAP measure
As-reported ROE	7.1%	17.1%	(10.0)%

Non-GAAP financial measure
Adjusted ROE	10.6%	10.4%	0.2%

As of December 31 ($ in millions, except where noted)	2024	2023	Change
GAAP measures
Cash and cash equivalents	860	133	727
Available revolver capacity	4,345	4,346	(1)
Commercial paper	927	1,138	(211)
Total debt	29,034	26,335	2,699
Junior subordinated debentures	1,200	-	1,200
Securitization debt	240	263	(23)
Debt to total capital	65%	64%	2%
Storm escrows	340	323	17

Non-GAAP financial measures ($ in millions, except where noted)
Adjusted debt to adjusted capitalization	64%	64%	-
Adjusted net debt to adjusted net capitalization	63%	63%	-
Gross liquidity	5,205	4,478	727
Net liquidity	6,007	3,941	2,066
Adjusted Parent debt to total adjusted debt	20%	20%	-
FFO to adjusted debt	14.7%	14.5%	0.2%

Calculations may differ due to rounding

E: Definitions and abbreviations and acronyms
Appendix E-1 provides definitions of certain operating measures, as well as GAAP and non-GAAP financial measures.

Appendix E-1: Definitions
Utility operating and financial measures
GWh sold	Total number of GWh sold to retail and wholesale customers
Number of electric retail customers	Average number of electric customers over the period
Other O&M and refueling outage expense per MWh	Other operation and maintenance expense plus nuclear refueling outage expense per MWh of total sales
Financial measures – GAAP
As-reported ROE	Last twelve months net income attributable to Entergy Corp. divided by average common equity
Debt to capital	Total debt divided by total capitalization
Available revolver capacity	Amount of undrawn capacity remaining on corporate and subsidiary revolvers
Securitization debt	Debt on the balance sheet associated with securitization bonds that is secured by certain future customer collections
Total debt	Sum of short-term and long-term debt, notes payable, and commercial paper
Financial measures – non-GAAP
Adjusted capitalization	Capitalization excluding securitization debt
Adjusted debt	Debt excluding securitization debt and 50% of junior subordinated debentures
Adjusted debt to adjusted capitalization	Adjusted debt divided by adjusted capitalization
Adjusted EPS	As-reported earnings minus adjustments, divided by the diluted average number of common shares outstanding
Adjusted net capitalization	Adjusted capitalization minus cash and cash equivalents
Adjusted net debt	Adjusted debt minus cash and cash equivalents
Adjusted net debt to adjusted net capitalization	Adjusted net debt divided by adjusted net capitalization
Adjusted Parent debt	Entergy Corp. debt, including amounts drawn on credit revolver and commercial paper facilities, minus 50% of junior subordinated debentures
Adjusted Parent debt to total adjusted debt	Adjusted Parent debt divided by consolidated adjusted debt
Adjusted ROE	Last twelve months adjusted earnings divided by average common equity
Adjusted ROE excluding affiliate preferred	Last twelve months adjusted earnings, excluding dividend income from affiliate preferred as well as the after-tax cost of debt financing for preferred investment, divided by average common equity adjusted to exclude the estimated equity associated with the affiliate preferred investment
Adjustments	Unusual or non-recurring items or events or other items or events that management believes do not reflect the ongoing business of Entergy, such as significant income tax items, certain items recorded as a result of regulatory settlements or decisions, and certain unusual costs or expenses
FFO	OCF minus preferred dividend requirements of subsidiaries, working capital items in OCF (receivables, fuel inventory, accounts payable, taxes accrued, interest accrued, deferred fuel costs, and other working capital accounts), 50% of interest on junior subordinated debentures, and securitization regulatory charges
FFO to adjusted debt	Last twelve months FFO divided by end of period adjusted debt
Gross liquidity	Sum of cash and cash equivalents plus available revolver capacity
Net liquidity	Sum of cash and cash equivalents, available revolver capacity, escrow accounts available for certain storm expenses, and equity sold forward but not yet settled minus commercial paper borrowing

Appendix E-2 explains abbreviations and acronyms used in the quarterly earnings materials.

Appendix E-2: Abbreviations and acronyms
ADIT	Accumulated deferred income taxes	HLBV	Hypothetical liquidation at book value
AFUDC – borrowed funds	Allowance for borrowed funds used during construction	IPEC	Indian Point Energy Center (nuclear) (sold 5/28/21)
AFUDC – equity	Allowance for equity funds used during construction	IRS	Internal Revenue Service
AMS	Advanced metering system	LCPS	Lake Charles Power Station
ANO	Arkansas Nuclear One (nuclear)	LDC	Local distribution company
APSC	Arkansas Public Service Commission	LPSC	Louisiana Public Service Commission
ATM	At the market equity issuance program	LTM	Last twelve months
B&E	Business and Executive Session	LURC	Louisiana Utility Restoration Corporation
bps	Basis points	MISO	Midcontinent Independent System Operator, Inc.
CAGR	Compound annual growth rate	Moody’s	Moody’s Ratings
CCCT	Combined cycle combustion turbine	MPSC	Mississippi Public Service Commission
CCN	Certificate for convenience and necessity	MTEP	MISO Transmission Expansion Plan
CCNO	Council of the City of New Orleans	NBP	National Balancing Point
CCS	Carbon capture and sequestration	NDT	Nuclear decommissioning trust
CECPN	Certificate of Environmental Compatibility and Public Need	NGL	Natural gas liquid
CFO	Cash from operations	NGO	Non-governmental organization
COD	Commercial operation date	NYSE	New York Stock Exchange
CT	Combustion turbine	O&M	Operations and maintenance
CWIP	Construction work in progress	OCAPS	Orange County Advanced Power Station (CCCT)
DCRF	Distribution cost recovery factor	OCF	Net cash flow provided by operating activities
DOE	U.S. Department of Energy	OpCo	Utility operating company
DRM	Distribution Recovery Mechanism (rider within E-LA’s FRP)	Other O&M	Other non-fuel operation and maintenance expense
E-AR	Entergy Arkansas, LLC	P&O	Parent & Other
E-LA	Entergy Louisiana, LLC	PMR	Performance Management Rider
E-MS	Entergy Mississippi, LLC	PPA	Power purchase agreement or purchased power agreement
E-NO	Entergy New Orleans, LLC	PUCT	Public Utility Commission of Texas
E-TX	Entergy Texas, Inc.	RECs	Renewable Energy Certificates
EEI	Edison Electric Institute	RFP	Request for proposals
EPS	Earnings per share	ROE	Return on equity
ESG	Environmental, social, and governance	RPCR	Resilience plan cost recovery rider
ETR	Entergy Corporation	RSP	Rate Stabilization Plan (E-LA gas)
FERC	Federal Energy Regulatory Commission	S&P	Standard & Poor’s
FFO	Funds from operations	SEC	U.S. Securities and Exchange Commission
FRP	Formula rate plan	SERI	System Energy Resources, Inc.
GAAP	U.S. generally accepted accounting principles	TCJA	Tax Cuts and Jobs Act
GRIP	Grid Resilience and Innovation Partnerships (DOE grant program)	TCRF	Transmission cost recovery factor
GCRR	Generation Cost Recovery Rider	TRAM	Tax reform adjustment mechanism
Grand Gulf or GGNS	Unit 1 of Grand Gulf Nuclear Station (nuclear), 90% owned or leased by SERI	TRM	Transmission Recovery Mechanism (rider within E-LA’s FRP)
		WACC	Weighted-average cost of capital

F: Other GAAP to non-GAAP reconciliations
Appendix F-1, Appendix F-2, and Appendix F-3 provide reconciliations of various non-GAAP financial measures disclosed in this news release to their most comparable GAAP measure.

Appendix F-1: Reconciliation of GAAP to non-GAAP financial measures – ROE
(LTM $ in millions except where noted)		Fourth quarter
		2024	2023
As-reported net income attributable to Entergy Corporation	(A)	1,056	2,357
Adjustments	(B)	(522)	919

Adjusted earnings (non-GAAP)	(C)=(A-B)	1,577	1,438

Average common equity (average of beginning and ending balances)	(D)	14,853	13,795

As-reported ROE	(A/D)	7.1%	17.1%
Adjusted ROE (non-GAAP)	(C/D)	10.6%	10.4%

Calculations may differ due to rounding

Appendix F-2: Reconciliation of GAAP to non-GAAP financial measures – FFO to adjusted debt
($ in millions except where noted)		Fourth quarter
		2024	2023
Total debt	(A)	29,034	26,335
Securitization debt	(B)	240	263
50% junior subordinated debentures	(C)	600	-
Adjusted debt (non-GAAP)	(D)=(A-B-C)	28,194	26,072

Net cash flow provided by operating activities, LTM	(E)	4,489	4,294

Preferred dividend requirements of subsidiaries, LTM	(F)	(18)	(18)

50% of the interest expense associated with junior subordinated debentures, LTM	(G)	(26)	-

Working capital items in net cash flow provided by operating activities, LTM:
Receivables		3	102
Fuel inventory		22	(45)
Accounts payable		112	(135)
Taxes accrued		23	10
Interest accrued		45	19
Deferred fuel costs		183	759
Other working capital accounts		(19)	(210)
Securitization regulatory charges, LTM		22	31
Total	(H)	390	531

FFO, LTM (non-GAAP)	(I)=(E-F-G-H)	4,142	3,781

FFO to adjusted debt (non-GAAP)	(I/D)	14.7%	14.5%

Calculations may differ due to rounding

Appendix F-3: Reconciliation of GAAP to non-GAAP financial measures – adjusted debt ratios; gross liquidity; and net liquidity
($ in millions except where noted)		Fourth quarter
		2024	2023
Total debt	(A)	29,034	26,335
Securitization debt	(B)	240	263
50% junior subordinated debentures	(C)	600	-
Adjusted debt (non-GAAP)	(D)=(A-B-C)	28,194	26,072
Cash and cash equivalents	(E)	860	133
Adjusted net debt (non-GAAP)	(F)=(D-E)	27,334	25,939

Commercial paper	(G)	927	1,138

Total capitalization	(H)	44,438	41,297
Securitization debt	(B)	240	263
Adjusted capitalization (non-GAAP)	(I)=(H-B)	44,198	41,034
Cash and cash equivalents	(E)	860	133
Adjusted net capitalization (non-GAAP)	(J)=(I-E)	43,339	40,901

Total debt to total capitalization	(A/H)	65%	64%
Adjusted debt to adjusted capitalization (non-GAAP)	(D/I)	64%	64%
Adjusted net debt to adjusted net capitalization (non-GAAP)	(F/J)	63%	63%

Available revolver capacity	(K)	4,345	4,346

Storm escrows	(L)	340	323
Equity sold forward, not yet settled (w)	(M)	1,389	278

Gross liquidity (non-GAAP)	(N)=(E+K)	5,205	4,478
Net liquidity (non-GAAP)	(N-G+L+M)	6,007	3,941

Entergy Corporation notes:
Due September 2025		800	800
Due September 2026		750	750
Due June 2028		650	650
Due June 2030		600	600
Due June 2031		650	650
Due June 2050		600	600
Junior subordinated debentures due December 2054		1,200	-
Total Parent long-term debt	(O)	5,250	4,050
Revolver draw	(P)	-	-
Unamortized debt issuance costs and discounts	(Q)	(45)	(37)
Total Parent debt	(R)=(G+O+P+Q)	6,132	5,151

Adjusted Parent debt (non-GAAP)	(S)=(R-C)	5,532	5,151

Adjusted Parent debt to total adjusted debt (non-GAAP)	(S/D)	20%	20%

Calculations may differ due to rounding
(w)    Reflects adjustments, including for common dividends between issuance and settlement.

Financial Statements

Entergy Corporation
Consolidating Balance Sheet
December 31, 2024
(Dollars in thousands)
(Unaudited)
	Utility	Parent & Other	Consolidated
ASSETS

CURRENT ASSETS

Cash and cash equivalents:
Cash	$42,653	$5,771	$48,424
Temporary cash investments	770,664	40,615	811,279
Total cash and cash equivalents	813,317	46,386	859,703
Accounts receivable:
Customer	681,504	—	681,504
Allowance for doubtful accounts	(17,919)	—	(17,919)
Associated companies	5,576	(5,576)	—
Other	194,086	10,782	204,868
Accrued unbilled revenues	521,946	—	521,946
Total accounts receivable	1,385,193	5,206	1,390,399
Fuel inventory - at average cost	160,705	5,703	166,408
Materials and supplies	1,626,523	4,533	1,631,056
Deferred nuclear refueling outage costs	99,885	—	99,885
Current assets held for sale	15,574	—	15,574
Prepayments and other	242,201	(8,989)	233,212
TOTAL	4,343,398	52,839	4,396,237

OTHER PROPERTY AND INVESTMENTS

Investment in affiliates	4,264,998	(4,264,998)	—
Decommissioning trust funds	5,562,575	—	5,562,575
Non-utility property - at cost (less accumulated depreciation)	417,392	6,372	423,764
Storm reserve escrow account	340,460	—	340,460
Other	45,733	36,611	82,344
TOTAL	10,631,158	(4,222,015)	6,409,143

PROPERTY, PLANT, AND EQUIPMENT

Electric	70,615,799	202,868	70,818,667
Natural gas	77,054	—	77,054
Construction work in progress	3,205,276	1,032	3,206,308
Nuclear fuel	765,661	—	765,661
TOTAL PROPERTY, PLANT, AND EQUIPMENT	74,663,790	203,900	74,867,690
Less - accumulated depreciation and amortization	27,297,517	147,223	27,444,740
PROPERTY, PLANT, AND EQUIPMENT - NET	47,366,273	56,677	47,422,950

DEFERRED DEBITS AND OTHER ASSETS

Regulatory assets:
Other regulatory assets	5,255,509	—	5,255,509
Deferred fuel costs	172,201	—	172,201
Goodwill	367,625	—	367,625
Accumulated deferred income taxes	15,064	3,922	18,986
Non-current assets held for sale	462,797	—	462,797
Other	337,539	(52,955)	284,584
TOTAL	6,610,735	(49,033)	6,561,702

TOTAL ASSETS	$68,951,564	$(4,161,532)	$64,790,032

*Totals may not foot due to rounding.

Entergy Corporation
Consolidating Balance Sheet
December 31, 2024
(Dollars in thousands)
(Unaudited)
	Utility	Parent & Other	Consolidated
LIABILITIES AND SHAREHOLDERS' EQUITY

CURRENT LIABILITIES

Currently maturing long-term debt	$578,090	$800,000	$1,378,090
Notes payable and commercial paper:
Other	—	927,291	927,291
Accounts payable:
Associated companies	38,557	(38,557)	—
Other	1,922,922	6,240	1,929,162
Customer deposits	462,436	—	462,436
Taxes accrued	456,596	497	457,093
Interest accrued	239,945	19,609	259,554
Deferred fuel costs	237,146	—	237,146
Pension and other postretirement liabilities	52,260	12,594	64,854
Other	378,666	16,745	395,411
TOTAL	4,366,618	1,744,419	6,111,037

NON-CURRENT LIABILITIES

Accumulated deferred income taxes and taxes accrued	6,279,159	(1,811,411)	4,467,748
Accumulated deferred investment tax credits	194,146	—	194,146
Regulatory liability for income taxes - net	1,168,078	—	1,168,078
Other regulatory liabilities	3,609,463	—	3,609,463
Decommissioning and asset retirement cost liabilities	4,709,888	3,538	4,713,426
Accumulated provisions	505,807	256	506,063
Pension and other postretirement liabilities	210,924	43,780	254,704
Long-term debt	22,208,572	4,404,933	26,613,505
Customer advances for construction	634,587	—	634,587
Other	1,528,000	(415,119)	1,112,881
TOTAL	41,048,624	2,225,977	43,274,601

Subsidiaries' preferred stock without sinking fund	195,161	24,249	219,410

EQUITY

Preferred stock, no par value, authorized 1,000,000 shares;
issued shares in 2024 - none	—	—	—
Common stock, $.01 par value, authorized 998,000,000 shares;
issued 561,950,696 shares in 2024	2,330,842	(2,325,222)	5,620
Paid-in capital	5,197,289	2,636,236	7,833,525
Retained earnings	15,758,019	(3,743,704)	12,014,315
Accumulated other comprehensive income	70,185	(27,416)	42,769
Less - treasury stock, at cost (132,370,280 shares in 2024)	120,000	4,692,321	4,812,321
TOTAL SHAREHOLDERS' EQUITY	23,236,335	(8,152,427)	15,083,908
Subsidiaries' preferred stock without sinking fund
and noncontrolling interests	104,826	(3,750)	101,076
TOTAL	23,341,161	(8,156,177)	15,184,984

TOTAL LIABILITIES AND EQUITY	$68,951,564	$(4,161,532)	$64,790,032

*Totals may not foot due to rounding.

Entergy Corporation
Consolidating Balance Sheet
December 31, 2023
(Dollars in thousands)
(Unaudited)
	Utility	Parent & Other	Consolidated
ASSETS

CURRENT ASSETS

Cash and cash equivalents:
Cash	$63,000	$8,609	$71,609
Temporary cash investments	37,434	23,505	60,939
Total cash and cash equivalents	100,434	32,114	132,548
Accounts receivable:
Customer	699,411	—	699,411
Allowance for doubtful accounts	(25,905)	—	(25,905)
Associated companies	(21,282)	21,282	—
Other	215,265	10,069	225,334
Accrued unbilled revenues	494,615	—	494,615
Total accounts receivable	1,362,104	31,351	1,393,455
Deferred fuel costs	169,967	—	169,967
Fuel inventory - at average cost	185,653	7,146	192,799
Materials and supplies	1,414,613	4,356	1,418,969
Deferred nuclear refueling outage costs	140,115	—	140,115
Prepayments and other	210,563	2,453	213,016
TOTAL	3,583,449	77,420	3,660,869

OTHER PROPERTY AND INVESTMENTS

Investment in affiliates	4,509,294	(4,509,294)	—
Decommissioning trust funds	4,863,710	—	4,863,710
Non-utility property - at cost (less accumulated depreciation)	410,845	7,701	418,546
Storm reserve escrow account	323,206	—	323,206
Other	38,513	30,981	69,494
TOTAL	10,145,568	(4,470,612)	5,674,956

PROPERTY, PLANT, AND EQUIPMENT

Electric	66,638,517	211,957	66,850,474
Natural gas	717,503	—	717,503
Construction work in progress	2,108,760	943	2,109,703
Nuclear fuel	707,852	—	707,852
TOTAL PROPERTY, PLANT, AND EQUIPMENT	70,172,632	212,900	70,385,532
Less - accumulated depreciation and amortization	26,395,786	155,417	26,551,203
PROPERTY, PLANT, AND EQUIPMENT - NET	43,776,846	57,483	43,834,329

DEFERRED DEBITS AND OTHER ASSETS

Regulatory assets:
Other regulatory assets	5,669,404	—	5,669,404
Deferred fuel costs	172,201	—	172,201
Goodwill	374,099	—	374,099
Accumulated deferred income taxes	14,010	2,357	16,367
Other	151,461	149,710	301,171
TOTAL	6,381,175	152,067	6,533,242

TOTAL ASSETS	$63,887,038	$(4,183,642)	$59,703,396

*Totals may not foot due to rounding.

Entergy Corporation
Consolidating Balance Sheet
December 31, 2023
(Dollars in thousands)
(Unaudited)
	Utility	Parent & Other	Consolidated
LIABILITIES AND SHAREHOLDERS' EQUITY

CURRENT LIABILITIES

Currently maturing long-term debt	$1,960,057	$139,000	$2,099,057
Notes payable and commercial paper:
Other	—	1,138,171	1,138,171
Accounts payable:
Associated companies	66,835	(66,835)	—
Other	1,558,713	8,032	1,566,745
Customer deposits	446,146	—	446,146
Taxes accrued	431,146	3,067	434,213
Interest accrued	201,336	12,861	214,197
Deferred fuel costs	218,927	—	218,927
Pension and other postretirement liabilities	45,144	14,364	59,508
Other	213,809	5,719	219,528
TOTAL	5,142,113	1,254,379	6,396,492

NON-CURRENT LIABILITIES

Accumulated deferred income taxes and taxes accrued	5,843,746	(1,597,764)	4,245,982
Accumulated deferred investment tax credits	205,973	—	205,973
Regulatory liability for income taxes - net	1,033,242	—	1,033,242
Other regulatory liabilities	3,116,926	—	3,116,926
Decommissioning and asset retirement cost liabilities	4,505,119	663	4,505,782
Accumulated provisions	462,296	274	462,570
Pension and other postretirement liabilities	546,897	101,516	648,413
Long-term debt	18,995,944	4,012,895	23,008,839
Customer advances for construction	292,077	—	292,077
Other	1,236,207	(411,623)	824,584
TOTAL	36,238,427	2,105,961	38,344,388

Subsidiaries' preferred stock without sinking fund	195,161	24,249	219,410

EQUITY

Preferred stock, no par value, authorized 1,000,000 shares;
issued shares in 2023 - none	—	—	—
Common stock, $.01 par value, authorized 998,000,000 shares;
issued 561,950,696 shares in 2023	2,458,748	(2,453,128)	5,620
Paid-in capital	5,198,873	2,593,728	7,792,601
Retained earnings	14,585,015	(2,644,631)	11,940,384
Accumulated other comprehensive loss	64,492	(226,952)	(162,460)
Less - treasury stock, at cost (136,253,556 shares in 2023)	120,000	4,833,498	4,953,498
TOTAL SHAREHOLDERS' EQUITY	22,187,128	(7,564,481)	14,622,647
Subsidiaries' preferred stock without sinking fund
and noncontrolling interests	124,209	(3,750)	120,459
TOTAL	22,311,337	(7,568,231)	14,743,106

TOTAL LIABILITIES AND EQUITY	$63,887,038	$(4,183,642)	$59,703,396

*Totals may not foot due to rounding.
** Entergy executed a two-for-one forward stock split that was effective with trading on December 13, 2024; All periods presented have been retroactively adjusted to reflect the two-for-one stock split.

Entergy Corporation
Consolidating Income Statement
Three Months Ended December 31, 2024
(Dollars in thousands)
(Unaudited)
	Utility	Parent & Other	Consolidated

OPERATING REVENUES
Electric	$2,677,359	$—	$2,677,359
Natural gas	44,728	—	44,728
Other	—	20,218	20,218
Total	2,722,087	20,218	2,742,305

OPERATING EXPENSES
Operating and Maintenance:
Fuel, fuel related expenses, and gas purchased for resale	458,771	10,955	469,726
Purchased power	189,298	8,019	197,317
Nuclear refueling outage expenses	34,198	—	34,198
Other operation and maintenance	770,298	16,248	786,546
Asset write-offs, impairments and related charges (credits)	—	(24,641)	(24,641)
Decommissioning	57,110	76	57,186
Taxes other than income taxes	180,241	631	180,872
Depreciation and amortization	507,958	1,705	509,663
Other regulatory charges (credits) - net	(138,177)	—	(138,177)
Total	2,059,697	12,993	2,072,690

OPERATING INCOME	662,390	7,225	669,615

OTHER INCOME (DEDUCTIONS)
Allowance for equity funds used during construction	43,850	—	43,850
Interest and investment income	88,240	(74,974)	13,266
Miscellaneous - net	(25,960)	(3,784)	(29,744)
Total	106,130	(78,758)	27,372

INTEREST EXPENSE
Interest expense	250,684	65,396	316,080
Allowance for borrowed funds used during construction	(17,180)	—	(17,180)
Total	233,504	65,396	298,900

INCOME BEFORE INCOME TAXES	535,016	(136,929)	398,087

Income taxes	130,874	(19,950)	110,924

CONSOLIDATED NET INCOME	404,142	(116,979)	287,163

Preferred dividend requirements of subsidiaries and noncontrolling interests	217	499	716

NET INCOME ATTRIBUTABLE TO ENTERGY CORPORATION	$403,925	$(117,478)	$286,447

EARNINGS PER AVERAGE COMMON SHARE:
BASIC	$0.94	($0.27)	$0.67
DILUTED	$0.92	($0.27)	$0.65

AVERAGE NUMBER OF COMMON SHARES OUTSTANDING:
BASIC			429,285,191
DILUTED			437,981,911
*Totals may not foot due to rounding.

Entergy Corporation
Consolidating Income Statement
Three Months Ended December 31, 2023
(Dollars in thousands)
(Unaudited)
	Utility		Parent & Other	Consolidated

OPERATING REVENUES
Electric	$2,646,866		$—	$2,646,866
Natural gas	50,101		—	50,101
Other	—		27,838	27,838
Total	2,696,967		27,838	2,724,805

OPERATING EXPENSES
Operating and Maintenance:
Fuel, fuel related expenses, and gas purchased for resale	599,586		12,402	611,988
Purchased power	201,726		12,111	213,837
Nuclear refueling outage expenses	39,072		—	39,072
Other operation and maintenance	830,825		24,204	855,029
Asset write-offs, impairments and related charges	1,528		3,073	4,601
Decommissioning	52,681		12	52,693
Taxes other than income taxes	188,225		680	188,905
Depreciation and amortization	480,579		1,696	482,275
Other regulatory charges (credits) - net	19,848		—	19,848
Total	2,414,070	—	54,178	2,468,248

OPERATING INCOME	282,897		(26,340)	256,557

OTHER INCOME (DEDUCTIONS)
Allowance for equity funds used during construction	26,255		—	26,255
Interest and investment income	141,989		(75,512)	66,477
Miscellaneous - net	(81,492)		1,494	(79,998)
Total	86,752		(74,018)	12,734

INTEREST EXPENSE
Interest expense	214,838		49,714	264,552
Allowance for borrowed funds used during construction	(10,193)		—	(10,193)
Total	204,645		49,714	254,359

INCOME BEFORE INCOME TAXES	165,004		(150,072)	14,932

Income taxes	(679,199)		(294,153)	(973,352)

CONSOLIDATED NET INCOME	844,203		144,081	988,284

Preferred dividend requirements of subsidiaries and noncontrolling interests	182		499	681

NET INCOME ATTRIBUTABLE TO ENTERGY CORPORATION	$844,021		$143,582	$987,603

EARNINGS PER AVERAGE COMMON SHARE:
BASIC	$1.99		$0.34	$2.33
DILUTED	$1.98		$0.34	$2.32

AVERAGE NUMBER OF COMMON SHARES OUTSTANDING:
BASIC				424,028,974
DILUTED				425,870,302
*Totals may not foot due to rounding.
** Entergy executed a two-for-one forward stock split that was effective with trading on December 13, 2024; All periods presented have been retroactively adjusted to reflect the two-for-one stock split.

Entergy Corporation
Consolidating Income Statement
Year to Date Ended December 31, 2024
(Dollars in thousands)
(Unaudited)
	Utility	Parent & Other	Consolidated

OPERATING REVENUES
Electric	$11,627,732	$—	$11,627,732
Natural gas	178,070	—	178,070
Other	—	73,851	73,851
Total	11,805,802	73,851	11,879,653

OPERATING EXPENSES
Operating and Maintenance:
Fuel, fuel related expenses, and gas purchased for resale	2,214,471	42,403	2,256,874
Purchased power	806,646	32,590	839,236
Nuclear refueling outage expenses	147,019	—	147,019
Other operation and maintenance	2,851,165	47,072	2,898,237
Asset write-offs, impairments, and related charges (credits)	131,775	(24,641)	107,134
Decommissioning	219,936	144	220,080
Taxes other than income taxes	750,404	2,544	752,948
Depreciation and amortization	2,006,745	6,423	2,013,168
Other regulatory charges (credits) - net	(6,133)	—	(6,133)
Total	9,122,028	106,535	9,228,563

OPERATING INCOME	2,683,774	(32,684)	2,651,090

OTHER INCOME (DEDUCTIONS)
Allowance for equity funds used during construction	133,046	—	133,046
Interest and investment income	592,257	(293,392)	298,865
Miscellaneous - net	(163,456)	(326,514)	(489,970)
Total	561,847	(619,906)	(58,059)

INTEREST EXPENSE
Interest expense	952,423	251,165	1,203,588
Allowance for borrowed funds used during construction	(52,768)	—	(52,768)
Total	899,655	251,165	1,150,820

INCOME BEFORE INCOME TAXES	2,345,966	(903,755)	1,442,211

Income taxes	515,665	(134,638)	381,027

CONSOLIDATED NET INCOME	1,830,301	(769,117)	1,061,184

Preferred dividend requirements of subsidiaries and noncontrolling interests	3,597	1,997	5,594

NET INCOME ATTRIBUTABLE TO ENTERGY CORPORATION	$1,826,704	$(771,114)	$1,055,590

EARNINGS PER AVERAGE COMMON SHARE:
BASIC	$4.27	($1.80)	$2.47
DILUTED	$4.23	($1.79)	$2.45

AVERAGE NUMBER OF COMMON SHARES OUTSTANDING:
BASIC			427,713,121
DILUTED			431,581,696
*Totals may not foot due to rounding.

Entergy Corporation
Consolidating Income Statement
Year to Date Ended December 31, 2023
(Dollars in thousands)
(Unaudited)
	Utility	Parent & Other	Consolidated

OPERATING REVENUES
Electric	$11,842,454	$—	$11,842,454
Natural gas	180,490	—	180,490
Other	—	124,468	124,468
Total	12,022,944	124,468	12,147,412

OPERATING EXPENSES
Operating and Maintenance:
Fuel, fuel related expenses, and gas purchased for resale	2,755,793	45,787	2,801,580
Purchased power	904,184	63,852	968,036
Nuclear refueling outage expenses	150,147	—	150,147
Other operation and maintenance	2,838,057	60,156	2,898,213
Asset write-offs, impairments, and related charges (credits)	79,962	(37,283)	42,679
Decommissioning	206,626	48	206,674
Taxes other than income taxes	752,511	3,063	755,574
Depreciation and amortization	1,838,628	6,375	1,845,003
Other regulatory charges (credits) - net	(138,469)	—	(138,469)
Total	9,387,439	141,998	9,529,437

OPERATING INCOME	2,635,505	(17,530)	2,617,975

OTHER INCOME (DEDUCTIONS)
Allowance for equity funds used during construction	98,493	—	98,493
Interest and investment income	443,751	(281,025)	162,726
Miscellaneous - net	(225,049)	24,036	(201,013)
Total	317,195	(256,989)	60,206

INTEREST EXPENSE
Interest expense	856,401	189,763	1,046,164
Allowance for borrowed funds used during construction	(39,758)	—	(39,758)
Total	816,643	189,763	1,006,406

INCOME BEFORE INCOME TAXES	2,136,057	(464,282)	1,671,775

Income taxes	(374,847)	(315,688)	(690,535)

CONSOLIDATED NET INCOME	2,510,904	(148,594)	2,362,310

Preferred dividend requirements of subsidiaries and noncontrolling interests	3,777	1,997	5,774

NET INCOME ATTRIBUTABLE TO ENTERGY CORPORATION	$2,507,127	$(150,591)	$2,356,536

EARNINGS PER AVERAGE COMMON SHARE:
BASIC	$5.93	($0.36)	$5.57
DILUTED	$5.90	($0.35)	$5.55

AVERAGE NUMBER OF COMMON SHARES OUTSTANDING:
BASIC			423,139,862
DILUTED			424,752,990
*Totals may not foot due to rounding.
** Entergy executed a two-for-one forward stock split that was effective with trading on December 13, 2024; All periods presented have been retroactively adjusted to reflect the two-for-one stock split.

Entergy Corporation
Consolidated Cash Flow Statement
Three Months Ended December 31, 2024 vs. 2023
(Dollars in thousands)
(Unaudited)
	2024	2023	Variance

OPERATING ACTIVITIES
Consolidated net income	$287,163	$988,284	$(701,121)
Adjustments to reconcile consolidated net income to net cash flow provided by operating activities:
Depreciation, amortization, and decommissioning, including nuclear fuel amortization	622,304	575,939	46,365
Deferred income taxes, investment tax credits, and non-current taxes accrued	86,012	(965,032)	1,051,044
Asset write-offs, impairments and related charges (credits)	(24,641)	4,601	(29,242)
Pension settlement charge	2,937	—	2,937
Changes in working capital:
Receivables	276,176	319,285	(43,109)
Fuel inventory	(14,755)	(10,566)	(4,189)
Accounts payable	249,107	169,216	79,891
Taxes accrued	(113,919)	(97,777)	(16,142)
Interest accrued	(13,481)	(47,638)	34,157
Deferred fuel costs	(25,785)	138,921	(164,706)
Other working capital accounts	106,296	(72,977)	179,273
Changes in provisions for estimated losses	24,167	(61,460)	85,627
Changes in regulatory assets	196,470	20,776	175,694
Changes in other regulatory liabilities	94,108	258,988	(164,880)
Changes in pension and other postretirement funded status	(277,775)	(262,593)	(15,182)
Other	(94,702)	105,368	(200,070)
Net cash flow provided by operating activities	1,379,682	1,063,335	316,347
INVESTING ACTIVITIES
Construction/capital expenditures	(1,573,483)	(1,067,035)	(506,448)
Allowance for equity funds used during construction	43,850	26,255	17,595
Nuclear fuel purchases	(102,711)	(69,760)	(32,951)
Payment for purchase of plant and assets	(277,396)	(4,661)	(272,735)
Changes in securitization account	6,937	10,332	(3,395)
Payments to storm reserve escrow accounts	(4,053)	(5,460)	1,407
Receipts from storm reserve escrow accounts	—	98,529	(98,529)
Increase in other investments	(3,600)	(11,735)	8,135
Litigation proceeds for reimbursement of spent nuclear fuel storage costs	82,412	—	82,412
Proceeds from nuclear decommissioning trust fund sales	1,085,803	276,064	809,739
Investment in nuclear decommissioning trust funds	(1,105,154)	(302,444)	(802,710)
Net cash flow used in investing activities	(1,847,395)	(1,049,915)	(797,480)
FINANCING ACTIVITIES
Proceeds from the issuance of:
Long-term debt	957,106	668,060	289,046
Treasury stock	40,346	4,639	35,707
Common stock	—	130,649	(130,649)
Retirement of long-term debt	(854,145)	(1,751,746)	897,601
Changes in commercial paper - net	(195,118)	(212,934)	17,816
Other	229,679	4,760	224,919
Dividends paid:
Common stock	(257,684)	(239,494)	(18,190)
Preferred stock	(4,580)	(4,580)	—
Net cash flow provided by financing activities	(84,396)	(1,400,646)	1,316,250
Net increase in cash and cash equivalents	(552,109)	(1,387,226)	835,117
Cash and cash equivalents at beginning of period	1,411,812	1,519,774	(107,962)
Cash and cash equivalents at end of period	$859,703	$132,548	$727,155

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
Cash paid during the period for:
Interest - net of amount capitalized	$319,358	$302,021	$17,337
Income taxes	$32,762	$7,530	$25,232

Noncash investing activities:
Accrued construction expenditures	$195,277	$40,344	$154,933

Entergy Corporation
Consolidated Cash Flow Statement
Year to Date Ended December 31, 2024 vs. 2023
(Dollars in thousands)
(Unaudited)
	2024	2023	Variance

OPERATING ACTIVITIES
Consolidated net income	$1,061,184	$2,362,310	$(1,301,126)
Adjustments to reconcile consolidated net income to net cash flow provided by operating activities:
Depreciation, amortization, and decommissioning, including nuclear fuel amortization	2,443,562	2,244,479	199,083
Deferred income taxes, investment tax credits, and non-current taxes accrued	320,705	(707,822)	1,028,527
Asset write-offs, impairments and related charges (credits)	107,134	42,679	64,455
Pension settlement charge	319,675	—	319,675
Changes in working capital:
Receivables	3,056	101,801	(98,745)
Fuel inventory	21,898	(45,166)	67,064
Accounts payable	111,839	(135,048)	246,887
Taxes accrued	22,893	10,122	12,771
Interest accrued	45,357	18,933	26,424
Deferred fuel costs	182,578	759,361	(576,783)
Other working capital accounts	(19,177)	(210,038)	190,861
Changes in provisions for estimated losses	43,493	(68,631)	112,124
Changes in regulatory assets	378,514	435,877	(57,363)
Changes in other regulatory liabilities	660,559	463,805	196,754
Effect of securitization on regulatory asset	—	(491,150)	491,150
Changes in pension and other postretirement funded status	(469,721)	(610,479)	140,758
Other	(745,039)	123,295	(868,334)
Net cash flow provided by operating activities	4,488,510	4,294,328	194,182
INVESTING ACTIVITIES
Construction/capital expenditures	(4,838,339)	(4,440,652)	(397,687)
Allowance for equity funds used during construction	133,046	98,493	34,553
Nuclear fuel purchases	(309,437)	(270,973)	(38,464)
Payment for purchase of plant and assets	(821,934)	(35,094)	(786,840)
Proceeds from sale of assets	—	11,000	(11,000)
Insurance proceeds received for property damages	7,907	19,493	(11,586)
Changes in securitization account	3,308	5,493	(2,185)
Payments to storm reserve escrow accounts	(17,990)	(19,780)	1,790
Receipts from storm reserve escrow accounts	736	98,529	(97,793)
Decrease (increase) in other investments	212	(16,733)	16,945
Litigation proceeds for reimbursement of spent nuclear fuel storage costs	82,412	23,655	58,757
Proceeds from nuclear decommissioning trust fund sales	2,805,145	1,082,722	1,722,423
Investment in nuclear decommissioning trust funds	(2,894,076)	(1,185,130)	(1,708,946)
Net cash flow used in investing activities	(5,849,010)	(4,628,977)	(1,220,033)
FINANCING ACTIVITIES
Proceeds from the issuance of:
Long-term debt	7,898,968	4,273,297	3,625,671
Treasury stock	136,794	9,823	126,971
Common stock	—	130,649	(130,649)
Retirement of long-term debt	(5,054,094)	(5,135,753)	81,659
Changes in commercial paper - net	(210,880)	310,550	(521,430)
Capital contributions from noncontrolling interest	—	25,708	(25,708)
Proceeds received by storm trusts related to securitization	—	1,457,676	(1,457,676)
Other	316,845	107,595	209,250
Dividends paid:
Common stock	(981,659)	(918,193)	(63,466)
Preferred stock	(18,319)	(18,319)	—
Net cash flow provided by financing activities	2,087,655	243,033	1,844,622
Net increase (decrease) in cash and cash equivalents	727,155	(91,616)	818,771
Cash and cash equivalents at beginning of period	132,548	224,164	(91,616)
Cash and cash equivalents at end of period	$859,703	$132,548	$727,155

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
Cash paid during the period for:
Interest - net of amount capitalized	$1,114,631	$987,252	$127,379
Income taxes	$41,551	$42,821	$(1,270)

Noncash investing activities:
Accrued construction expenditures	$615,490	$487,439	$128,051